Exhibit 99.5

CONSENT OF RICHARD DELONG

I, Richard Delong, MMSA QP, SME-RM, consent to being named in the prospectus supplement dated February 1, 2021 to the registration statement on Form S-3 (333-229516) of Corvus Gold Inc. (the “Registration Statement”) and to the use of the reports entitled “Technical Report and Preliminary Economic Assessment for Gravity Milling and Heap Leach Processing at the North Bullfrog Project, Bullfrog Mining District, Nye County, Nevada”, dated November 21, 2020 with an effective date of October 7, 2020 and “Technical Report and Preliminary Economic Assessment for BIOX Mill and Heap Leach Processing at the Mother Lode Project, Bullfrog Mining District, Nye County, Nevada” dated November 21, 2020 with an effective date of October 7, 2020 (the “Technical Reports”) in connection with the filing of the prospectus supplement to the Registration Statement and to the inclusion of the written disclosure of the Technical Reports and of extracts from or a summary of the Technical Reports in the written disclosure contained in the prospectus supplement to the Registration Statement or incorporated by reference therein.

Date: February 1, 2021	By:	/s/ Richard Delong

	Name:	Richard Delong